Exhibit 99.1

cogint Announces Third Quarter 2017 Financial Results

Record Revenue and Record Gross Profit on Double-Digit Gross Margin Expansion
as Company Progresses Towards Transformative Business Combination With BlueFocus International,
Spin-Off of Data and Analytics Company and Cash Dividend

BOCA RATON, FL – November 8, 2017 – Cogint, Inc. (NASDAQ: COGT), a leading provider of information and performance marketing solutions, today announced financial results for the quarter ended September 30, 2017.

“I’m very excited about our third quarter accomplishments. We worked tirelessly throughout the quarter to both negotiate and consummate our definitive transaction agreement with BlueFocus International and drive initiatives in our core businesses that create enormous value for our shareholders,” stated Derek Dubner, cogint’s CEO. “Notwithstanding the negative impact our business experienced from the hurricanes, we delivered record revenue of $57.2 million, up 10% versus third quarter of 2016, a dedicated focus on margin expansion resulting in gross profit margin of 34%, a 10 percentage point increase, and Adjusted EBITDA of $5.8 million, up 84%.”

Third Quarter 2017 Financial Results

For the three months ended September 30, 2017, as compared to the three months ended September 30, 2016:

-Total revenue increased 10% to $57.2 million.

-Information Services revenue increased 54% to $22.8 million.

-Information Services gross profit increased 182% to $10.1 million, a 44% gross profit margin.

-Performance Marketing revenue decreased 8% to $34.4 million.

-Performance Marketing gross profit increased 6% to $9.5 million, a 28% gross profit margin.

-Consolidated gross profit margin increased 10 percentage points to 34%.

-Net loss was $14.1 million (inclusive of tax benefit of $0 million) compared to $9.7 million (inclusive of tax benefit of $4.5 million).

-Adjusted EBITDA grew 84% to $5.8 million.

Third Quarter 2017 and Recent Business Highlights

-Entered into a business combination agreement with BlueFocus International, creating a world-class global marketing services company, with BlueFocus paying or refinancing cogint’s existing debt upon closing and contributing to cogint $100.0 million in cash, Canadian-based marketing communications company Vision7 International, and U.K.-based global socially-led creative agency We Are Social.

-Leveraged the cross-functionality of our intelligent platforms, CORE™ and Agile Audience Engine™, to create a comprehensive marketing services solution for Fortune 500 consumer packaged goods companies, increasing client ROI while expanding our margin.

-Continued scale of our Custom Audience Identity Graph, enabling more intelligent execution of our marketing solutions across a variety of verticals.

-Generated on average over 850,000 consumer registrations and over 8.8 million compiled survey responses daily, with a recent record high of over 1.0 million registrations and over 10.3 million compiled survey responses in a single day.

-After successful launch of Mobile App Install product offering and Pay Per Call ad format in 2016, revenue for these offerings continues to scale with $5.5 million and $1.9 million, respectively, for the third quarter 2017.

-Powered by our proprietary CORE™ data fusion platform, launched FOREWARN™, a real-time information solution, via mobile application, for the real estate industry, providing risk assessment and due diligence.

-Released the Comprehensive Report, an idiCORE™ offering, to the risk management industry, addressing our clients’ needs in delivering the most essential tool in their risk mitigation arsenal.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax benefit, depreciation and amortization, share-based payments, non-recurring legal and litigation costs, acquisition and restructuring costs, write-off of long-lived assets, and other adjustments.

Conference Call

Cogint, Inc. will host a conference call on Wednesday, November 8, 2017 at 4:30 PM ET to discuss its 2017 third quarter financial results. To listen to the conference call on your telephone, please dial (866) 270-1533 for domestic callers or (412) 317-0797 for international callers. To access the live audio webcast, visit the cogint website at www.cogint.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10113551. The replay will also be available for one week on the cogint website at www.cogint.com.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

COGINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	(unaudited)
	September 30, 2017	December 31, 2016
ASSETS:

Current assets:
Cash and cash equivalents	$10,323	$10,089
Accounts receivable, net of allowance for doubtful accounts of $2,401 and $790 at September 30, 2017 and December 31, 2016, respectively	37,148	30,958
Prepaid expenses and other current assets	2,315	2,053

Total current assets	49,786	43,100
Property and equipment, net	1,899	1,350
Intangible assets, net	91,554	98,531
Goodwill	166,256	166,256
Other non-current assets	2,425	2,674

Total assets	$311,920	$311,911

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Trade accounts payable	$12,400	$14,725
Accrued expenses and other current liabilities	15,622	6,981
Deferred revenue	444	318
Current portion of long-term debt	2,750	4,135

Total current liabilities	31,216	26,159
Promissory notes payable to certain shareholders, net	10,543	10,748
Long-term debt, net	49,555	35,130
Acquisition consideration payable in stock	10,225	10,225

Total liabilities	101,539	82,262

Shareholders’ equity:
Series A preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Series B preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock—$0.0005 par value, 200,000,000 shares authorized; 56,418,136 and 53,717,996 shares issued at September 30, 2017 and December 31, 2016, respectively; and 56,065,613 and 53,557,761 shares outstanding at September 30, 2017 and December 31, 2016, respectively	28	27
Treasury stock, at cost, 352,523 and 160,235 shares at September 30, 2017 and December 31, 2016, respectively	(1,274)	(531)
Additional paid-in capital	373,087	344,384
Accumulated deficit	(161,460)	(114,231)

Total shareholders’ equity	210,381	229,649

Total liabilities and shareholders’ equity	$311,920	$311,911

COGINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 2017		2016
Revenue	$57,248	$52,176	$161,038	$132,643
Cost of revenues (exclusive of depreciation and amortization)	37,687	39,658	109,509	97,709

Gross profit	19,561	12,518	51,529	34,934
Operating expenses:
Sales and marketing expenses	6,280	3,699	16,636	10,004
General and administrative expenses	21,365	13,614	60,938	40,148
Depreciation and amortization	3,585	3,507	10,460	9,112
Write-off of long-lived assets	—	4,055	3,626	4,055

Total operating expenses	31,230	24,875	91,660	63,319

Loss from operations	(11,669)	(12,357)	(40,131)	(28,385)
Other income (expense):
Interest expense, net	(2,426)	(1,880)	(7,098)	(5,561)
Other expenses, net	—	—	—	(1,273)

Total other expense	(2,426)	(1,880)	(7,098)	(6,834)

Loss before income taxes	(14,095)	(14,237)	(47,229)	(35,219)
Income taxes	—	(4,493)	—	(11,519)

Net loss	$(14,095)	$(9,744)	$(47,229)	$(23,700)

Loss per share:
Basic and diluted	$(0.25)	$(0.19)	$(0.86)	$(0.56)

Weighted average number of shares outstanding:
Basic and diluted	55,390,247	50,654,690	54,665,776	42,100,504

Comprehensive loss:
Net comprehensive loss	$(14,095)	$(9,744)	$(47,229)	$(23,700)

COGINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,229)	$(23,700)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,460	9,112
Non-cash interest expenses and related amortization	2,268	1,839
Share-based compensation expense	27,702	21,941
Non-cash loss on exchange of warrants	—	1,273
Write-off of long-lived assets	3,626	4,055
Provision for bad debts	2,352	666
Deferred income tax benefit	—	(11,561)
Changes in assets and liabilities:
Accounts receivable	(8,542)	(3,301)
Prepaid expenses and other current assets	(262)	545
Other non-current assets	249	(549)
Trade accounts payable	(2,325)	5,027
Accrued expenses and other current liabilities	8,641	(533)
Deferred revenue	126	(428)

Net cash (used in) provided by operating activities	(2,934)	4,386

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,144)	(722)
Capitalized costs included in intangible assets	(5,512)	(7,980)
Acquisition, net of cash acquired	—	(50)
Deposits as collateral	—	(750)

Net cash used in investing activities	(6,656)	(9,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	—	4,724
Proceeds for debt obligations, net of debt costs	14,039	(682)
Repayments of long-term debt	(3,472)	(1,688)
Taxes paid related to net share settlement of vesting of restricted stock units	(743)	(305)

Net cash provided by financing activities	9,824	2,049

Net increase (decrease) in cash and cash equivalents	$234	$(3,067)
Cash and cash equivalents at beginning of period	10,089	13,462

Cash and cash equivalents at end of period	$10,323	$10,395

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$4,940	$3,795
Cash paid for income taxes	$—	$—
Share-based compensation expense capitalized in intangible assets	$1,002	$868
Issuance of common stock to a vendor for services rendered	$—	$146
Fair value of acquisition consideration	$—	$21,206
Warrants issued in relation to the term loan	$—	$492

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax benefit, depreciation and amortization, share-based compensation expense, non-recurring legal and litigation costs, acquisition and restructuring costs, write-off of long-lived assets, and other adjustments, as noted in the tables below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2017	2016 2017		2016
Net loss	$(14,095)	$(9,744)	$(47,229)	$(23,700)
Interest expense, net	2,426	1,880	7,098	5,561
Income tax benefit	—	(4,493)	—	(11,519)
Depreciation and amortization	3,585	3,507	10,460	9,112
Share-based compensation expense	11,071	7,318	27,702	21,941
Non-recurring legal and litigation costs	340	633	9,170	1,493
Acquisition and restructuring costs	2,474	—	4,792	431
Write-off of long-lived assets	—	4,055	3,626	4,055
Non-cash loss on exchange of warrants	—	—	—	1,273
Adjusted EBITDA	$5,801	$3,156	$15,619	$8,647

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization, share-based payments and write-off of long-lived assets.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Media and Investor Relations Contact:
Cogint, Inc.
Jordyn Kopin
Director, Investor Relations
646-356-8469
JKopin@cogint.com